Investor Services

November 5, 2003		Computershare Trust Company of Canada
100 University Avenue
Toronto, Ontario
M5J 2Y1
To:	Alberta Securities Commission	Telephone 1-800-663-9097	Canada
	British Columbia Securities Commission	www.computershare.com	Australia
	Manitoba Securities Commission		Channel Islands
	Office of the Administrator, New Brunswick		Hong Kong
	Securities Commission of Newfoundland		Germany
	Nova Scotia Securities Commission		Ireland
	Ontario Securities Commission		New Zealand
	Registrar of Securities, Prince Edward Island		Philippines
	Commission des valeurs mobilières du Québec		South Africa
	Saskatchewan Securities Commission		United Kingdom
	Securities Registry, Government of the Northwest Territories		USA
Registrar of Securities, Government of the Yukon Territories
Nunavut Legal Registry
The Toronto Stock Exchange
New York Stock Exchange

Dear Sirs:

Subject: Goldcorp Inc.

We confirm that the following English material was sent by pre-paid mail on November 4, 2003, to the registered shareholders of common shares of the subject Corporation who requested to receive the interim financial statements:

1. Third Quarter Interim Report - Nine Months Ended September 30, 2003

We also confirm that a copy of the above was mailed to all non-registered shareholders of the subject Corporation whose names appear on the Corporation's Supplemental Mailing List in compliance with current securities legislation requirements.

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,

(Signed)
Mariano Salvador
Assistant Account Manager
Stock Transfer Services
(416) 263-9529
(416) 981-9800 Fax